Exhibit 99.1

Gemini Therapeutics Announces Poster Presentation at AAO 2021

CAMBRIDGE, Mass. – November 12, 2021 – Gemini Therapeutics, Inc. (Nasdaq: GMTX), a clinical stage precision medicine company developing innovative treatments for genetically-defined age-related macular degeneration (AMD), today announced that Raj Maturi, M.D., Adjunct Clinical Assistant Professor of Ophthalmology at Indiana University School of Medicine and an investigator in the ReGAtta study, will present a poster at the 2021 Annual Meeting of the American Academy of Ophthalmology (AAO), which is being held virtually and in-person at the Ernest N. Morial Convention Center, New Orleans, LA on November 12 – 15, 2021.

Details of the virtual poster at the AAO meeting include:

Title: Phase 2a Open Label Study of GEM103 in Genetically Selected Geographic Atrophy (GA) Subjects

This poster (PO329) features newly available data that updates the May 2021 initial data from the Company’s ongoing ReGAtta Phase 2a study of GEM103. In summary, GEM103 continues to be generally well-tolerated:

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Through 510 intravitreal administrations of GEM 103, no ocular serious adverse events related to study drug reported, no ocular adverse events leading to study discontinuation, and no anti-GEM103 antibodies detected in plasma.

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17 patients (27.4%) experienced mild to moderate ocular adverse events in the study eye including two intraocular inflammation adverse events. Inflammation was mild or moderate and the patients recovered without recurrence and no study drug interruption. The moderate case was unrelated to GEM103 and the patient had a history of autoimmune disease.

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No increased risk observed for Choroidal Neovascularization (CNV). Two adverse events of neovascular AMD in the study eye occurred; in both cases, there were no definitive evidence of CNV by independent reading center’s analysis of the retinal imaging. These events were determined to be unrelated to GEM103 and there was no impact on vision.

Information on Gemini Therapeutics, including GEM103 and initial ReGAtta data, and the e-poster presented at AAO 2021, can be found on Gemini Therapeutics’ website under the Investors & Media section: Events and Presentations.

About Gemini Therapeutics

Gemini Therapeutics is a clinical stage precision medicine company developing novel therapeutic compounds to treat genetically defined age-related macular degeneration (AMD). Gemini’s lead candidate, GEM103, is a recombinant form of human complement factor H protein (CFH) and is designed to address both complement hyperactivity and restore retinal health in patients with AMD. GEM103 is currently in a Phase 2a trial in dry AMD patients with a CFH risk variant and a Phase 1/2a study in patients with neovascular age-related macular degeneration with or at risk for macular atrophy. Gemini is also working to advance a potentiating antibody for CFH, GEM307, towards clinical development for treatment of systemic diseases. For more information, visit www.geminitherapeutics.com.

Availability of Other Information About Gemini Therapeutics

Investors and others should note that we communicate with our investors and the public using our website (www.geminitherapeutics.com), the investor relations website (https://investors.geminitherapeutics.com/), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Gemini posts on these channels and websites could be deemed to be material information. As a result, Gemini encourages investors, the media, and others interested in Gemini to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Gemini’s investor relations website and may include additional social media channels. The contents of Gemini’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Gemini’s Forward-Looking Statements

Certain statements in this press release and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the timing of and costs associated with our restructuring, and the benefits we expect to receive from the restructuring, the success, cost and timing of our product development activities and clinical trials, whether such data, when final, will be consistent with interim reported data, the timing to commence future clinical trials, the potential attributes and benefits of our product candidates, including GEM103, the reliability of the interim or final results of studies relating to safety and possible adverse effects, including serious adverse events, resulting from the administration of our product candidates, our ability to obtain and maintain regulatory approval for our product candidates, our projected cash runway and our ability to obtain funding for our operations when needed. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Gemini’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in any of our future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Our forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Argot Partners

Sherri Spear

212-600-1902

gemini@argotpartners.com